Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Stock Plan of SunTrust Banks, Inc. of our reports dated February 19, 2008, with respect to the consolidated financial statements of SunTrust Banks, Inc. and the effectiveness of internal control over financial reporting of SunTrust Banks, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

Atlanta, Georgia

April 25, 2008

/s/  Ernst & Young LLP